UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                                November 4, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01     Other Events.

On November 4, 2009, Merge Healthcare Incorporated (the "Registrant") announced its settlement with the United States Securities and Exchange Commission (the "SEC") of the SEC’s multi–year investigation into the conduct of the Registrant and two former executives of the Registrant with respect to the circumstances which led to a restatement in 2006 of the Registrant’s 2002 through 2005 financial statements.  This investigation ran concurrent with two shareholder lawsuits, which were resolved in 2008 and has been previously disclosed in the Registrant’s filings with the SEC.

The complaint, filed by the SEC in federal court on November 4, 2009, charged the Registrant with record–keeping violations under Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1, 13a-11 and 13a-13 promulgated thereunder.  The SEC also charged two of the Registrant’s former executives with accounting fraud and assessed financial penalties against such executives.  In resolving this matter, the SEC decided not to charge the Registrant with fraud nor assess any penalty against the Registrant for the actions of its former executives.   The SEC did enjoin the Registrant from violating Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1, 13a-11 and 13a-13 promulgated thereunder.

Item 9.01     Financial Statements and Exhibits.

Exhibit 99.1	News Release of the Registrant dated November 4, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

November 5, 2009	/s/ Ann G. Mayberry-French
Ann G. Mayberry–French, General Counsel

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EXHBIT INDEX

Exhibit Number	Description

99.1	News Release of the Registrant dated November 4, 2009